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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 1999, which appears on page 58 of LSI Logic Corporation's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1998 and the related financial statement schedules therein, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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San Jose, California
June 14, 1999